EXHIBIT 23.2

       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To: Marketing Worldwide Corporation.

As independent registered certified public accountants, we hereby consent to the inclusion in this Registration Statement on Form SB-2 (Amendment No. 1) of our report dated December 8, 2006 relating to the financial statements of Marketing Worldwide Corp. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.



/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
--------------------------------------------
Russell Bedford Stefanou Mirchandani LLP


New York, New York
July 6, 2007